EXHIBIT 23.2      CONSENT OF JASPERS + HALL, PC.

July 31, 2006

Board of Directors
GeneThera, Inc.
3930 Youngfield
Wheat Ridge, Colorado  80033

Gentlemen:

We hereby consent to the use of our audit report dated May 22, 2006 of GeneThera, Inc. for the year ended December 31, 2005 in the Form S-8 of GeneThera, Inc., dated July 31, 2006.

/s/ Jaspers + Hall, PC
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Jaspers + Hall, PC